EXHIBIT 99.1

Stock Yards Bancorp Receives Final Regulatory Approval for Acquisition of Commonwealth Bancshares

LOUISVILLE, Ky., Feb. 17, 2022 (GLOBE NEWSWIRE) -- Stock Yards Bancorp, Inc. (“Stock Yards” or the “Company”) (NASDAQ: SYBT), the parent company of Stock Yards Bank & Trust Company, with offices in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets, today announced that its Agreement and Plan of Merger (the “Merger Agreement”), announced on August 3, 2021 between Stock Yards and Commonwealth Bancshares, Inc. (“Commonwealth”) has received approval by the Federal Reserve. With regulatory approvals from the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions previously received, all required regulatory approvals to complete the Merger have now been received.

The closing of the Merger is expected to occur on or around March 7, 2022, subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement.

Commonwealth, headquartered in Louisville, Kentucky, is the holding company for Commonwealth Bank & Trust Company, which operates 15 retail branches including nine branches in Jefferson County, four in Shelby County and two in Northern Kentucky.

About Stock Yards Bancorp, Inc.

Louisville, Kentucky-based Stock Yards Bancorp, Inc. with $6.65 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Stock Market under the symbol SYBT. For more information about Stock Yards Bancorp, visit the Company’s website at www.syb.com.

Forward-Looking Statements

Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections, and benefits relating to the proposed merger transaction between Stock Yards Bancorp, Inc. (“Stock Yards”) and Commonwealth Bancshares, Inc. (“Commonwealth”) which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. The forward-looking statements in this communication include, without limitation, those relating to the terms, timing and closing of the proposed transaction. Please refer to Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Stock Yards with the SEC, risks and uncertainties for Stock Yards, Commonwealth and the combined company include, but are not limited to: the possibility that some or all of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Commonwealth’s operations with those of Stock Yards will be materially delayed or will be more costly or difficult than expected; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the failure to satisfy the conditions to completion of the merger; the failure of the proposed transaction to close for any other reason, including, without limitation, the occurrence of any event, change or other circumstance that could give rise to the right of either party or both parties to the definitive merger agreement to terminate the agreement ; diversion of management's attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on Stock Yards’, Commonwealth’s or the combined company’s respective customer and employee relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by Stock Yards’ issuance of additional shares of Stock Yards common stock in connection with the merger; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations and financial condition of Stock Yards, Commonwealth and the combined company; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, neither Stock Yards nor Commonwealth assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Contact:	T. Clay Stinnett
Stock Yards Bancorp, Inc.
Executive Vice President, Treasurer
and Chief Financial Officer
(502) 625-0890